BANK OF AMERICA | MERRILL LYNCH | U.S. TRUST | BANK OF AMERICA MERRILL LYNCH

Bank of America Reports Quarterly Earnings of $7.2 Billion, EPS $0.66

Record Quarterly Pretax Income of $9.0 Billion, up 18% on Strong Operating Leverage

Q3-18 Financial Highlights[1]

- Net income up 32% to $7.2 billion, driven by continuing strong operating leverage and asset quality, as well as the benefit of tax reform
- Diluted earnings per share up 43% to $0.66
- Pretax income up 18% to $9.0 billion
- Revenue, net of interest expense, increased 4% to $22.8 billion
  - Net interest income (NII) increased $709 million, or 6%, to $11.9 billion, reflecting benefits from higher interest rates, as well as loan and deposit growth; net interest yield of 2.42%, up 6 bps[(A)]
  - Noninterest income increased $229 million, or 2%, to $10.9 billion
- Provision for credit losses decreased $118 million to $716 million
  - Net charge-off ratio remained low at 0.40%
- Noninterest expense declined $327 million, or 2%, to $13.1 billion; efficiency ratio improved to 57%
- Average loan and lease balances in business segments rose $29 billion, or 3%, to $871 billion
  - Consumer up 5% and commercial up 2%
- Average deposit balances rose $45 billion, or 4%, to $1.3 trillion
- Repurchased $14.9 billion in common stock and paid $4.0 billion in common dividends YTD

Q3-18 Business Segment Highlights[1]

Consumer Banking

- Net income rose 49% to $3.1 billion
- Loans up 6% to $285 billion
- Deposits up 4% to $688 billion
- Merrill Edge brokerage assets exceeded $200 billion, up 22%
- 19th consecutive quarter of positive operating leverage
- 25.9 million active mobile banking users

Global Wealth and Investment Management

- Net income rose 31% to $1.0 billion
- Pretax margin increased to 28%
- Record client balances of $2.8 trillion
- Loans increased 5% to $162 billion
- Increased wealth advisors, U.S. Trust Private Client Advisors, and household relationships

Global Banking

- Net income rose 13% to $2.0 billion
- Firmwide investment banking fees of $1.2 billion
- Loans increased 2% to $353 billion
- Deposits increased 7% to $338 billion
- Efficiency ratio remained low at 45%

Global Markets

- Net income rose 21% to $912 million
- Sales and trading revenue of $3.0 billion, including net debit valuation adjustment (DVA) of $(99) million
- Excluding net DVA, sales and trading revenue down 3% to $3.1 billion[(B)]
  - Equities up 3% to $1.0 billion[(B)]
  - FICC down 5% to $2.1 billion[(B)]

CEO Commentary

"Responsible growth, backed by a solid U.S. economy and a healthy U.S. consumer, combined to deliver the highest quarterly pre-tax earnings in our company's history. This marks the 15th consecutive quarter of positive operating leverage, driven by continued growth in deposits, client balances in wealth management, solid loan growth, and disciplined expense management. Our strong balance sheet has allowed us to return $19 billion to shareholders so far this year in dividends and share buybacks. Our high-tech, high-touch approach continues to drive both client satisfaction and efficiencies. More than 3 million users have accessed Erica, the industry's only AI virtual assistant, since its April rollout, and nearly a quarter of deposit transactions this quarter were performed via mobile device. We also have opened 53 financial centers and renovated more than 400 others in the last 12 months. We continue to expand into new markets, recently opening our first financial center in Pittsburgh, and we plan to open in Salt Lake City in the coming months, with additional markets to follow. In Global Banking, deposit growth reflects GTS investments, and Global Markets profitability improved. Bank of America is helping our clients address the straightforward question of what they would like the power to do, and delivering capabilities and solutions to help them reach their goals."

— Brian Moynihan, Chairman and Chief Executive Officer

Financial Highlights[2]	**Three months ended**		
($ in billions, except per share data)	**9/30/2018**	**6/30/2018**	**9/30/2017**
Total revenue, net of interest expense	**$22.8**	$22.6	$21.8
Net income	**$7.2**	$6.8	$5.4
Diluted earnings per share	**$0.66**	$0.63	$0.46
Return on average assets	**1.23%**	1.17%	0.95%
Return on average common shareholders' equity	**10.99**	10.75	7.89
Return on average tangible common shareholders' equity[3]	**15.48**	15.15	10.98
Efficiency ratio	**57**	59	61

[1] Financial Highlights and Business Segment Highlights compare to the year-ago quarter unless noted. Loan and deposit balances are shown on an average basis unless noted.
[2] On December 22, 2017, the Tax Cuts and Jobs Act (the Tax Act) was enacted, which included a lower U.S. corporate tax rate effective in 2018.
[3] Represents a non-GAAP financial measure. For additional information (including reconciliation information), see endnote C.

1

BANK OF AMERICA | MERRILL LYNCH | U.S. TRUST | BANK OF AMERICA MERRILL LYNCH

CFO Commentary

"Our earnings growth year-over-year was driven by operating leverage, asset quality, and a lower tax rate. Net income increased 32% to $7.2 billion, and diluted earnings per share improved by 43%. For 12 straight quarters, our average deposits have grown year-over-year by more than $40 billion, reflecting the value to customers of our deposit capabilities and franchise – and driving both growth of net interest income and improvement in net interest yield. Responsible growth is also reflected in our asset quality where we reported a net charge-off ratio near a decade-low, complemented by virtually all other credit metrics continuing to improve across both consumer and commercial loans."

— Paul M. Donofrio, Chief Financial Officer

Consumer Banking

Financial Results[1]

- Net income increased $1.0 billion, or 49%, to $3.1 billion, driven by strong operating leverage of 10%
- Revenue increased $629 million, or 7%, to $9.4 billion
  - NII increased $651 million, or 10%, driven by higher interest rates and deposit and loan growth
  - Noninterest income decreased modestly as higher card income and service charges were more than offset by lower mortgage banking income
- Provision for credit losses decreased $97 million to $870 million, due primarily to a smaller reserve build in credit card
  - Net charge-offs increased $53 million to $853 million due to credit card portfolio seasoning and loan growth
  - Net charge-off ratio was 1.19% compared to 1.18%
- Noninterest expense decreased $106 million, or 2%, to $4.4 billion as investments for business growth were more than offset by improved productivity

	Three months ended		
($ in millions)	**9/30/2018**	**6/30/2018**	**9/30/2017**
Total revenue (FTE)[2]	**$9,403**	$9,211	$8,774
Provision for credit losses	**870**	944	967
Noninterest expense	**4,355**	4,395	4,461
Pretax income	**4,178**	3,872	3,346
Income tax expense	**1,065**	988	1,260
Net income	**$3,113**	$2,884	$2,086

[1] Comparisons are to the year-ago quarter unless noted.
[2] Revenue, net of interest expense. Revenue, pretax income and income tax expense are shown on an FTE basis. Tax expense compared to prior year impacted by a lower U.S. corporate tax rate.

Investing for the future
- Added 6,000 client-facing professionals since 2015; plans to add 5,000 more over next four years
- Launched industry's only AI virtual assistant (Erica); 3.4 million users since April rollout
- 4,385 financial centers: 53 new openings and 404 renovations in past 12 months
- Adding mobile digital identity functions, such as biometrics, that will integrate across channels, including call centers

Business Highlights[1,2]

- Average deposits grew $29 billion, or 4%; average loans grew $16 billion, or 6%
- Merrill Edge brokerage assets grew $37 billion, or 22%, to $204 billion, driven by strong client flows and market performance
- Combined credit/debit card spending up 7%
- Digital usage continued to grow
  - 25.9 million active mobile banking users, up 10%
  - Digital sales were 23% of all Consumer Banking sales
  - Mobile channel usage up 17%
  - 42.5 million person-to-person payments through Zelle®, more than double the year-ago quarter
- Efficiency ratio improved to 46% from 51%

	Three months ended		
($ in billions)	**9/30/2018**	**6/30/2018**	**9/30/2017**
Average deposits	**$687.5**	$687.8	$659.0
Average loans and leases	**285.0**	280.7	268.8
Brokerage assets (EOP)	**203.9**	191.5	167.3
Active mobile banking users (MM)	**25.9**	25.3	23.6
Number of financial centers	**4,385**	4,433	4,515
Efficiency ratio (FTE)	**46%**	48%	51%
Return on average allocated capital	**33**	31	22
Total U.S. Consumer Credit Card[2]			
Average credit card outstanding balances	**$94.7**	$93.5	$91.6
Total credit/debit spend	**146.4**	147.5	137.0
Risk-adjusted margin	**8.2%**	8.1%	8.6%

[1] Comparisons are to the year-ago quarter unless noted.
[2] The U.S. consumer credit card portfolio includes Consumer Banking and GWIM.

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BANK OF AMERICA | MERRILL LYNCH | U.S. TRUST | BANK OF AMERICA MERRILL LYNCH

Global Wealth and Investment Management

Financial Results[1]

- Net income increased $240 million, or 31%, to $1.0 billion
- Revenue increased $163 million, or 4%, as 9% growth in asset management fees and higher net interest income were partially offset by lower transactional revenue
- Noninterest expense increased 1% as higher revenue-related incentives and investment in sales professionals were mostly offset by continued expense discipline

($ in millions)	Three months ended 9/30/2018	6/30/2018	9/30/2017
Total revenue (FTE)[2]	**$4,783**	$4,709	$4,620
Provision for credit losses	**13**	12	16
Noninterest expense	**3,414**	3,395	3,369
Pretax income	**1,356**	1,302	1,235
Income tax expense	**346**	332	465
Net income	**$1,010**	$970	$770

[1] Comparisons are to the year-ago quarter unless noted.
[2] Revenue, net of interest expense. Revenue, pretax income and income tax expense are shown on an FTE basis. Tax expense compared to prior year impacted by a lower U.S. corporate tax rate.

Investing for the future

- Improved GWIM digital capabilities to enhance integration between banking and investing, including seamless transition across mobile apps
- Introduced low-cost investment portfolios centrally managed by Chief Investment Office (CIO), which powers Merrill Edge Guided Investing

Business Highlights[1]

- Total client balances increased $165 billion, or 6%, to $2.8 trillion, driven by higher market valuations and solid AUM flows
- Average loans and leases grew $8 billion, or 5%, driven by mortgages and custom lending
- Record AUM balances over $1.1 trillion, up 10%
- Pretax margin improved to 28%
- Wealth advisors up 1% to 19,344[2]
- Accelerated net new household growth
  - Pace of YTD organic growth in net new Merrill Lynch households roughly four times 2017 level (annualized basis)
  - YTD U.S. Trust organic net new high net worth relationships increased 7% from 2017

($ in billions)	Three months ended 9/30/2018	6/30/2018	9/30/2017
Average deposits	**$238.3**	$236.2	$239.6
Average loans and leases	**161.9**	160.8	154.3
Total client balances (EOP)	**2,841.4**	2,754.2	2,676.2
AUM flows	**7.6**	10.8	20.7
Pretax margin	**28%**	28%	27%
Return on average allocated capital	**28**	27	22

[1] Comparisons are to the year-ago quarter unless noted.
[2] Includes financial advisors in Consumer Banking of 2,618 and 2,267 in Q3-18 and Q3-17.

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BANK OF AMERICA | MERRILL LYNCH | U.S. TRUST | BANK OF AMERICA MERRILL LYNCH

Global Banking

Financial Results[1]

- Net income increased $231 million, or 13%, to $2.0 billion
- Revenue decreased $249 million, or 5%, to $4.7 billion
  - NII increased $64 million, or 2%, primarily due to the benefit of higher interest rates and growth in deposits
  - Noninterest income decreased $313 million, or 13%, primarily due to lower investment banking fees and the impact of tax reform on certain tax advantaged investments
- Provision improved to a benefit of $70 million, driven primarily by continued improvements in energy and broader asset quality
- Noninterest expense was flat despite continued investment in the business including sales professionals

	Three months ended		
($ in millions)	**9/30/2018**	**6/30/2018**	**9/30/2017**
Total revenue (FTE)[2, 3]	**$4,738**	$4,922	$4,987
Provision for credit losses	**(70)**	(23)	48
Noninterest expense	**2,120**	2,156	2,119
Pretax income	**2,688**	2,789	2,820
Income tax expense	**699**	726	1,062
Net income	**$1,989**	$2,063	$1,758

[1] Comparisons are to the year-ago quarter unless noted.
[2] Global Banking and Global Markets share in certain deal economics from investment banking, loan origination activities and sales and trading activities.
[3] Revenue, net of interest expense. Revenue, pretax income and income tax expense are shown on an FTE basis. Tax expense compared to prior year impacted by a lower U.S. corporate tax rate.

Investing for the future

- Hired more than 450 commercial and business bankers since 2015 to expand local coverage; adding regional investment bankers
- Enhanced CashPro Mobile (+180% users YoY) and CashPro Assistant AI and predictive analytics capabilities; client logins and payment approvals both up 4x YoY

Business Highlights[1,2]

- Average deposits increased $22 billion, or 7%, to $338 billion
- Average loans and leases grew $7 billion, or 2%, to $353 billion
- Total firmwide investment banking fees (excluding self-led deals) decreased 18% to $1.2 billion, driven primarily by declines in advisory and leveraged finance, partially offset by an increase in equity underwriting fees
- Efficiency ratio remained low at 45%

	Three months ended		
($ in billions)	**9/30/2018**	**6/30/2018**	**9/30/2017**
Average deposits	**$337.7**	$323.2	$315.7
Average loans and leases	**352.7**	355.1	346.1
Total Corp. IB fees (excl. self-led)[2]	**1.2**	1.4	1.5
Global Banking IB fees[2]	**0.6**	0.7	0.8
Business Lending revenue	**2.1**	2.2	2.3
Global Transaction Services revenue	**2.0**	2.0	1.8
Efficiency ratio (FTE)	**45%**	44%	43%
Return on average allocated capital	**19**	20	17

[1] Comparisons are to the year-ago quarter unless noted.
[2] Global Banking and Global Markets share in certain deal economics from investment banking, loan origination activities and sales and trading activities.

4

BANK OF AMERICA | MERRILL LYNCH | U.S. TRUST | BANK OF AMERICA MERRILL LYNCH

Global Markets

Financial Results[1]

- Net income increased $156 million, or 21%, to $912 million
- Revenue decreased $58 million, or 1%, to $3.8 billion; excluding net DVA, revenue increased 1%[4]
  - Reflects lower sales and trading revenue and investment banking fees, mostly offset by a gain on sale of an equity investment
- Noninterest expense decreased $99 million, or 4%, to $2.6 billion, driven by lower operating costs
- Average VaR of $31 million remained low[5]

Investing for the future

- Equities electronic trading platform upgraded to support 25x order volume, and FX platform is now 50x faster than two years ago
- Reduced manual processes across Global Banking and Markets through the use of AI, robotics and automation, saving 84,000 hours annually
- Migrated to new cross-asset trading platform with enhanced functionality and reporting

($ in millions)	Three months ended 9/30/2018	6/30/2018	9/30/2017
Total revenue (FTE)[2,3]	**$3,843**	$4,221	$3,901
Net DVA[4]	**(99)**	(179)	(21)
Total revenue (excl. net DVA) (FTE)[2,3,4]	**$3,942**	$4,400	$3,922
Provision for credit losses	**(2)**	(1)	(6)
Noninterest expense	**2,612**	2,715	2,711
Pretax income	**1,233**	1,507	1,196
Income tax expense	**321**	391	440
Net income	**$912**	$1,116	$756
Net income (excl. net DVA)[4]	**$987**	$1,252	$769

[1] Comparisons are to the year-ago quarter unless noted.
[2] Global Banking and Global Markets share in certain deal economics from investment banking, loan origination activities and sales and trading activities.
[3] Revenue, net of interest expense. Revenue, pretax income and income tax expense are shown on an FTE basis. Tax expense compared to prior year impacted by a lower U.S. corporate tax rate.
[4] Revenue and net income, excluding net DVA, are non-GAAP financial measures. See endnote B for more information.
[5] VaR model uses a historical simulation approach based on three years of historical data and an expected shortfall methodology equivalent to a 99% confidence level. Average VaR was $31MM, $30MM and $41MM for Q3-18, Q2-18 and Q3-17, respectively.

Business Highlights[1,2]

- Sales and trading revenue decreased $157 million, or 5%, to $3.0 billion
- Excluding net DVA, sales and trading revenue decreased 3% to $3.1 billion[(B)]
  - FICC revenue of $2.1 billion decreased 5%, primarily due to lower client activity in rates products and a weaker environment for municipal bonds
  - Equities revenue of $1.0 billion increased 3%, driven by increased client activity in financing

($ in billions)	Three months ended 9/30/2018	6/30/2018	9/30/2017
Average total assets	**$652.5**	$678.5	$642.4
Average trading-related assets	**460.3**	473.1	442.3
Average loans and leases	**71.2**	75.1	72.3
Sales and trading revenue[2]	**3.0**	3.4	3.1
Sales and trading revenue (excl. net DVA)[(B),2]	**3.1**	3.6	3.2
Global Markets IB fees[2]	**0.5**	0.7	0.6
Efficiency ratio (FTE)	**68%**	64%	69%
Return on average allocated capital	**10**	13	9

[1] Comparisons are to the year-ago quarter unless noted.
[2] Global Banking and Global Markets share in certain deal economics from investment banking, loan origination activities and sales and trading activities.

5

All Other Three months ended Financial Results1 ($ in millions) 9/30/2018 6/30/2018 9/30/2017 2 • Net income of $143 million compared to $54 million Total revenue (FTE) $161 $(300) $(203) • Revenue increased $364 million, reflecting lower Provision for credit losses (95) (105) (191) provision for representations and warranties, as well Noninterest expense 566 623 734 as a small gain from the sale of non-core consumer Pretax loss (310) (818) (746) real estate loans Income tax benefit (453) (569) (800) • Benefit in provision for credit losses declined $96 million to $95 million due to a slower pace of Net income (loss) $143 $(249) $54 portfolio improvement in non-core consumer real 1 Comparisons are to the year-ago quarter unless noted. 2 Revenue, net of interest expense. Revenue, pretax loss and income tax benefit are shown on an estate FTE basis. Tax expense compared to prior year impacted by a lower U.S. corporate tax rate. • Noninterest expense decreased $168 million to $566 Note: All Other consists of asset and liability management (ALM) activities, equity investments, million reflecting lower non-core mortgage costs and non-core mortgage loans and servicing activities, the net impact of periodic revisions to the litigation expense mortgage servicing rights (MSR) valuation model for core and non-core MSRs and the related economic hedge results, liquidating businesses and residual expense allocations. ALM activities encompass certain residential mortgages, debt securities, interest rate and foreign currency risk management activities, the impact of certain allocation methodologies and hedge ineffectiveness. The results of certain ALM activities are allocated to our business segments. Equity investments include our merchant services joint venture, as well as a portfolio of equity, real estate and other alternative investments. 6

Credit Quality Three months ended Highlights1 ($ in millions) 9/30/2018 6/30/2018 9/30/2017 • Overall credit quality remained strong across both Provision for credit losses $716 $827 $834 the consumer and commercial portfolios Net charge-offs 932 996 900 2 • Net charge-offs increased $32 million to $932 Net charge-off ratio 0.40% 0.43% 0.39% million, primarily driven by credit card portfolio At period-end seasoning and loan growth Nonperforming assets $5,449 $6,181 $6,869 – The net charge-off ratio remained low at 0.40% Nonperforming assets ratio3 0.59% 0.66% 0.75% • The provision for credit losses decreased $118 Allowance for loan and lease $9,734 $10,050 $10,693 million to $716 million losses – The net reserve release was $216 million, driven Allowance for loan and lease 1.05% 1.08% 1.16% by continued improvement in consumer real losses ratio4 estate and energy portfolios 1 Comparisons are to the year-ago quarter unless noted. 2 Net charge-off ratio is calculated as annualized net charge-offs divided by average • Nonperforming assets declined $1.4 billion to $5.4 outstanding loans and leases during the period. billion, driven by improvements in both consumer and 3 Nonperforming assets ratio is calculated as nonperforming loans, leases and foreclosed properties (nonperforming assets) divided by outstanding loans, leases and foreclosed commercial portfolios properties at the end of the period. 4 Allowance for loan and lease losses ratio is calculated as allowance for loan and lease losses • Commercial reservable criticized utilized exposure divided by loans and leases outstanding at the end of the period. down $3.2 billion, or 22%, to $11.6 billion Note: Ratios do not include loans accounted for under the fair value option. 7

BANK OF AMERICA | MERRILL LYNCH | U.S. TRUST | BANK OF AMERICA MERRILL LYNCH

Leadership in high-tech, high-touch

(Figures are for Q3-18 unless otherwise specified)

Bank of America

High-Tech

No. 1 in mobile banking, online banking and digital sales functionality

"Best in Class" in Javelin's 2018 Online Banking Scorecard

"Best in Class" in Javelin's 2018 Mobile Banking Scorecard

No. 1 Overall | No. 1 Mobile App | No.1 in Functionality in Dynatrace's Q3-18 Mobile Banker Scorecard

Highest overall score in The Forrester Banking Sales Wave: U.S. Mobile Sites, Q3 2018

Erica chosen as 2018 BAI Global Innovation Award winner for Customer Experience in the **"People's Choice"** category

Trends in Digital Banking

36.2MM active digital banking users

25.9MM active mobile banking users

1.4B logins to consumer banking app

23% of all Consumer sales through digital

- **2,700** auto dealers now participate in our auto digital shopping experience
- **20%** of total consumer mortgage applications came from digital

42MM P2P payments via Zelle®, up **138%** YoY, representing **$12B**

515,000 digital appointments

3.4MM users have completed **11MM** interactions with Erica since full launch

Innovation in Global Banking and Markets

~481K digital channel users across our commercial, large corporate and business banking businesses

Enhanced CashPro Mobile to include streamlined navigation, biometrics and embedded token functionality

Market-leading **cross-currency ACH solution** in 101 countries

Electronic signature and document exchange to improve client experience and simplify engagement

~28MM Global Markets trades executed per day

Highest number of patents of any financial firm

~3,400 patents awarded or pending

89 blockchain patents granted or pending

Innovation in wealth management

24% increase in active users of the Merrill Lynch mobile platform during past year

Implemented one of the **largest-scale brokerage rollouts** for texting capabilities between clients/advisors across mobile and advisor workstations

Industry leader in providing capability for clients to use mobile app to scan and send documents directly to their financial advisor

High-Touch

4,385 financial centers
- **53** new openings in last 12 months
- **404** renovations in last 12 months

16,089 ATMs
- **12,105** newly replaced or upgraded
- **100%** contactless enabled

Expanding into new markets



- Current locations
- New financial center markets

Cincinnati, Cleveland, Columbus, Denver, Indianapolis, Lexington, Minneapolis/St. Paul, Pittsburgh, Salt Lake City

67MM Consumer and Small Business clients

19,344 Wealth advisors in Global Wealth and Investment Management and Consumer Banking

Global footprint serving middle-market, large corporate and institutional clients

35+ countries

79% of the 2018 Global Fortune 500 and **94%** of the U.S. Fortune 1,000 have a relationship with us

Increased client-facing professionals to further strengthen local market coverage

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BANK OF AMERICA | MERRILL LYNCH | U.S. TRUST | BANK OF AMERICA MERRILL LYNCH

Balance Sheet, Liquidity and Capital Highlights ($ in billions except per share data, end of period, unless otherwise noted)

	Three months ended		
	9/30/2018	**6/30/2018**	**9/30/2017**
Ending Balance Sheet			
Total assets	**$2,338.8**	$2,291.7	$2,284.2
Total loans and leases	**929.8**	935.8	927.1
Total loans and leases in business segments (excluding All Other)	**874.8**	874.6	854.3
Total deposits	**1,345.6**	1,309.7	1,284.4
Average Balance Sheet			
Average total assets	**$2,317.8**	$2,322.7	$2,271.1
Average loans and leases	**930.7**	934.8	918.1
Average deposits	**1,316.3**	1,300.7	1,271.7
Funding and Liquidity			
Long-term debt	**$234.1**	$226.6	$228.7
Global Liquidity Sources, average[(D)]	**537**	512	517
Liquidity coverage ratio, average[(D)]	**120%**	122%	126%
Equity			
Common shareholders' equity	**$239.8**	$241.0	$249.6
Common equity ratio	**10.3%**	10.5%	10.9%
Tangible common shareholders' equity[1]	**$169.9**	$170.9	$179.7
Tangible common equity ratio[1]	**7.5%**	7.7%	8.1%
Per Share Data			
Common shares outstanding (in billions)	**9.86**	10.01	10.46
Book value per common share	**$24.33**	$24.07	$23.87
Tangible book value per common share[1]	**17.23**	17.07	17.18
Regulatory Capital[(E)]			
Basel 3			
CET1 capital	**$164.4**	$164.9	$173.6
Standardized approach			
Risk-weighted assets	**$1,440**	$1,444	$1,420
CET1 ratio	**11.4%**	11.4%	12.2%
Advanced approaches			
Risk-weighted assets	**$1,424**	$1,437	$1,460
CET1 ratio	**11.5%**	11.5%	11.9%
Supplementary leverage			
Supplementary leverage ratio (SLR)	**6.7%**	6.7%	n/a

[1] Represents a non-GAAP financial measure. For reconciliation, see pages 18-19 of this press release.
n/a = not applicable

9

Endnotes A We also measure net interest income on an FTE basis, which is a non-GAAP financial measure. FTE basis is a performance measure used in operating the business that management believes provides investors a more accurate picture of the interest margin for comparative purposes. We believe that this presentation allows for comparison of amounts from both taxable and tax-exempt sources, and is consistent with industry practices. Net interest income on an FTE basis was $12.0 billion, $11.8 billion and $11.4 billion for the three months ended September 30, 2018, June 30, 2018 and September 30, 2017, respectively. For reconciliation to GAAP financial measures, refer to pages 18-19 of this press release. The FTE adjustment was $151 million, $154 million and $240 million for the three months ended September 30, 2018, June 30, 2018 and September 30, 2017, respectively. B Global Markets revenue and net income, excluding net debit valuation adjustments (DVA), and sales and trading revenue, excluding net DVA, are non- GAAP financial measures. Net DVA losses were $99 million, $179 million and $21 million for the three months ended September 30, 2018, June 30, 2018 and September 30, 2017, respectively. FICC net DVA losses were $80 million, $184 million and $14 million for the three months ended September 30, 2018, June 30, 2018 and September 30, 2017, respectively. Equities net DVA gains (losses) were $(19) million, $5 million and $(7) million for the three months ended September 30, 2018, June 30, 2018 and September 30, 2017, respectively. C Return on average tangible common shareholders’ equity is a non-GAAP financial measure. For reconciliation to GAAP financial measures, see pages 18-19 of this press release. D Liquidity Coverage Ratio (LCR) at September 30, 2018 is preliminary. Global Liquidity Sources (GLS) include cash and high-quality, liquid, unencumbered securities, limited to U.S. government securities, U.S. agency securities, U.S. agency MBS, and a select group of non-U.S. government and supranational securities, and are readily available to meet funding requirements as they arise. They do not include Federal Reserve Discount Window or Federal Home Loan Bank borrowing capacity. Transfers of liquidity among legal entities may be subject to certain regulatory and other restrictions. The LCR represents the consolidated average amount of high-quality liquid assets as a percentage of the prescribed average net cash outflows over a 30-calendar-day period of significant liquidity stress, under the U.S. LCR final rule. E Regulatory capital ratios at September 30, 2018 are preliminary. We report regulatory capital ratios under both the Standardized and Advanced approaches. The approach that yields the lower ratio is used to assess capital adequacy, which for CET1 is the Standardized approach at September 30, 2018 and June 30, 2018 and the Advanced approaches at September 30, 2017. Basel 3 transition provisions for regulatory capital adjustments and deductions were fully phased-in as of January 1, 2018. Prior periods are presented on a fully phased-in basis. SLR requirements became effective January 1, 2018. 10

Contact Information and Investor Conference Call Invitation Note: Chief Executive Officer Brian Moynihan and Chief Financial Officer Paul Donofrio will discuss third- quarter 2018 financial results in a conference call at 8:30 a.m. ET today. The presentation and supporting materials can be accessed on the Bank of America Investor Relations website at http://investor.bankofamerica.com. For a listen-only connection to the conference call, dial 1.877.200.4456 (U.S.) or 1.785.424.1732 (international). The conference ID is 79795. Please dial in 10 minutes prior to the start of the call. Investors Investor Call can access replays of the conference call by visiting the Investor Relations website or by calling Information 1.800.934.4850 (U.S.) or 1.402.220.1178 (international) from noon on October 15 through 11:59 p.m. ET on October 22. Investors May Contact: Reporters May Contact: Lee McEntire, Bank of America, 1.980.388.6780 Lawrence Grayson, Bank of America, 1.704.995.5825 lawrence.grayson@bankofamerica.com Jonathan Blum, Bank of America (Fixed Income), 1.212.449.3112 Bank of America Bank of America is one of the world’s leading financial institutions, serving individual consumers, small and middle-market businesses and large corporations with a full range of banking, investing, asset management and other financial and risk management products and services. The company provides unmatched convenience in the United States, serving approximately 67 million consumer and small business clients with approximately 4,400 retail financial centers, approximately 16,100 ATMs, and award-winning digital banking with more than 36 million active users, including nearly 26 million mobile users. Bank of America is a global leader in wealth management, corporate and investment banking and trading across a broad range of asset classes, serving corporations, governments, institutions and individuals around the world. Bank of America offers industry-leading support to approximately 3 million small business owners through a suite of innovative, easy-to-use online products and services. The company serves clients through operations across the United States, its territories and more than 35 countries. Bank of America Corporation stock (NYSE: BAC) is listed on the New York Stock Exchange. Forward-Looking Statements Bank of America Corporation (the “Company”) and its management may make certain statements that constitute “forward- looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements often use words such as “anticipates,” “targets,” “expects,” “hopes,” “estimates,” “intends,” “plans,” “goals,” “believes,” “continue” and other similar expressions or future or conditional verbs such as “will,” “may,” “might,” “should,” “would” and “could.” Forward- looking statements represent the Company’s current expectations, plans or forecasts of its future results, revenues, expenses, efficiency ratio, capital measures, strategy, and future business and economic conditions more generally, and other future matters. These statements are not guarantees of future results or performance and involve certain known and unknown risks, uncertainties and assumptions that are difficult to predict and are often beyond the Company’s control. Actual outcomes and results may differ materially from those expressed in, or implied by, any of these forward-looking statements. 11

You should not place undue reliance on any forward-looking statement and should consider the following uncertainties and risks, as well as the risks and uncertainties more fully discussed under Item 1A. Risk Factors of the Company’s 2017 Annual Report on Form 10-K and in any of the Company’s subsequent Securities and Exchange Commission filings: the Company’s potential claims, damages, penalties, fines and reputational damage resulting from pending or future litigation, regulatory proceedings and enforcement actions, including inquiries into our retail sales practices, and the possibility that amounts may be in excess of the Company’s recorded liability and estimated range of possible loss for litigation exposures; the possibility that the Company could face increased servicing, securities, fraud, indemnity, contribution or other claims from one or more counterparties, including trustees, purchasers of loans, underwriters, issuers, other parties involved in securitizations, monolines or private-label and other investors; the possibility that future representations and warranties losses may occur in excess of the Company’s recorded liability and estimated range of possible loss for its representations and warranties exposures; the Company’s ability to resolve representations and warranties repurchase and related claims, including claims brought by investors or trustees seeking to avoid the statute of limitations for repurchase claims; uncertainties about the financial stability and growth rates of non-U.S. jurisdictions, the risk that those jurisdictions may face difficulties servicing their sovereign debt, and related stresses on financial markets, currencies and trade, and the Company’s exposures to such risks, including direct, indirect and operational; the impact of U.S. and global interest rates, currency exchange rates, economic conditions, trade policies, including tariffs, and potential geopolitical instability; the impact on the Company’s business, financial condition and results of operations of a potential higher interest rate environment; the possibility that future credit losses may be higher than currently expected due to changes in economic assumptions, customer behavior, adverse developments with respect to U.S. or global economic conditions and other uncertainties; the Company’s ability to achieve its expense targets, net interest income expectations, or other projections; adverse changes to the Company’s credit ratings from the major credit rating agencies; estimates of the fair value of certain of the Company’s assets and liabilities; uncertainty regarding the content, timing and impact of regulatory capital and liquidity requirements; the potential impact of total loss-absorbing capacity requirements; potential adverse changes to our global systemically important bank surcharge; the potential impact of Federal Reserve actions on the Company’s capital plans; the possible impact of the Company’s failure to remediate the shortcoming identified by banking regulators in the Company’s Resolution Plan; the effect of regulations, other guidance or additional information on our estimated impact of the Tax Act; the impact of implementation and compliance with U.S. and international laws, regulations and regulatory interpretations, including, but not limited to, recovery and resolution planning requirements, Federal Deposit Insurance Corporation (FDIC) assessments, the Volcker Rule, fiduciary standards and derivatives regulations; a failure in or breach of the Company’s operational or security systems or infrastructure, or those of third parties, including as a result of cyber attacks; the impact on the Company’s business, financial condition and results of operations from the planned exit of the United Kingdom from the European Union; and other similar matters. “Bank of America Merrill Lynch” is the marketing name for the Global Banking and Global Markets businesses of Bank of America Corporation. Lending, derivatives and other commercial banking activities are performed by banking affiliates of Bank of America Corporation, including Bank of America, N.A., member FDIC. Securities, financial advisory and other investment banking activities are performed by investment banking affiliates of Bank of America Corporation (Investment Banking Affiliates), including Merrill Lynch, Pierce, Fenner & Smith Incorporated, which are registered broker-dealers and members of FINRA and SIPC. Investment products offered by Investment Banking Affiliates: Are Not FDIC Insured * May Lose Value * Are Not Bank Guaranteed. Bank of America Corporation’s broker-dealers are not banks and are separate legal entities from their bank affiliates. The obligations of the broker- dealers are not obligations of their bank affiliates (unless explicitly stated otherwise), and these bank affiliates are not responsible for securities sold, offered or recommended by the broker-dealers. The foregoing also applies to other non-bank affiliates. For more Bank of America news, including dividend announcements and other important information, visit the Bank of America newsroom at https://newsroom.bankofamerica.com. www.bankofamerica.com 12

13

Bank of America Corporation and Subsidiaries

Selected Financial Data

(In millions, except per share data)

	Nine Months Ended September 30		Third Quarter	Second Quarter	Third Quarter
Summary Income Statement	**2018**	2017	**2018**	2018	2017
Net interest income	$ **35,128**	$ 33,205	$ **11,870**	$ 11,650	$ 11,161
Noninterest income	**33,383**	33,711	**10,907**	10,959	10,678
Total revenue, net of interest expense	**68,511**	66,916	**22,777**	22,609	21,839
Provision for credit losses	**2,377**	2,395	**716**	827	834
Noninterest expense	**40,248**	41,469	**13,067**	13,284	13,394
Income before income taxes	**25,886**	23,052	**8,994**	8,498	7,611
Income tax expense	**5,017**	7,185	**1,827**	1,714	2,187
Net income	$ **20,869**	$ 15,867	$ **7,167**	$ 6,784	$ 5,424
Preferred stock dividends	**1,212**	1,328	**466**	318	465
Net income applicable to common shareholders	$ **19,657**	$ 14,539	$ **6,701**	$ 6,466	$ 4,959
Average common shares issued and outstanding	**10,177.5**	10,103.4	**10,031.6**	10,181.7	10,197.9
Average diluted common shares issued and outstanding	**10,317.9**	10,832.1	**10,170.8**	10,309.4	10,746.7
Summary Average Balance Sheet					
Total debt securities	$ **436,080**	$ 432,775	$ **445,813**	$ 429,191	$ 436,886
Total loans and leases	**932,485**	915,678	**930,736**	934,818	918,129
Total earning assets	**1,978,039**	1,912,629	**1,972,437**	1,981,930	1,919,502
Total assets	**2,322,099**	2,257,493	**2,317,829**	2,322,678	2,271,104
Total deposits	**1,304,827**	1,261,782	**1,316,345**	1,300,659	1,271,711
Common shareholders' equity	**241,943**	245,841	**241,812**	241,313	249,214
Total shareholders' equity	**265,102**	270,658	**264,653**	265,181	273,238
Performance Ratios					
Return on average assets	**1.20%**	0.94%	**1.23%**	1.17%	0.95%
Return on average common shareholders' equity	**10.86**	7.91	**10.99**	10.75	7.89
Return on average tangible common shareholders' equity [(1)]	**15.30**	11.10	**15.48**	15.15	10.98
Per Common Share Information					
Earnings	$ **1.93**	$ 1.44	$ **0.67**	$ 0.64	$ 0.49
Diluted earnings	**1.91**	1.36	**0.66**	0.63	0.46
Dividends paid	**0.39**	0.27	**0.15**	0.12	0.12
Book value	**24.33**	23.87	**24.33**	24.07	23.87
Tangible book value [(1)]	**17.23**	17.18	**17.23**	17.07	17.18

Summary Period-End Balance Sheet	**September 30 2018**	June 30 2018	September 30 2017
Total debt securities	$ **446,107**	$ 438,269	$ 439,209
Total loans and leases	**929,801**	935,824	927,117
Total earning assets	**1,982,338**	1,948,663	1,938,821
Total assets	**2,338,833**	2,291,670	2,284,174
Total deposits	**1,345,649**	1,309,691	1,284,417
Common shareholders' equity	**239,832**	241,035	249,646
Total shareholders' equity	**262,158**	264,216	271,969
Common shares issued and outstanding	**9,858.3**	10,012.7	10,457.5

	Nine Months Ended September 30		Third Quarter	Second Quarter	Third Quarter
Credit Quality	**2018**	2017	**2018**	2018	2017
Total net charge-offs [(2)]	$ **2,839**	$ 2,742	$ **932**	$ 996	$ 900
Net charge-offs as a percentage of average loans and leases outstanding [(3)]	**0.41%**	0.40%	**0.40%**	0.43%	0.39%
Provision for credit losses	$ **2,377**	$ 2,395	$ **716**	$ 827	$ 834

	September 30 2018	June 30 2018	September 30 2017
Total nonperforming loans, leases and foreclosed properties [(4)]	$ **5,449**	$ 6,181	$ 6,869
Nonperforming loans, leases and foreclosed properties as a percentage of total loans, leases and foreclosed properties [(3)]	**0.59%**	0.66%	0.75%
Allowance for loan and lease losses	$ **9,734**	$ 10,050	$ 10,693
Allowance for loan and lease losses as a percentage of total loans and leases outstanding [(3)]	**1.05%**	1.08%	1.16%

For footnotes, see page 14.

Current period information is preliminary and based on company data available at the time of the presentation.

14

Bank of America Corporation and Subsidiaries
Selected Financial Data (continued)

(Dollars in millions)

Capital Management	Basel 3		
	September 30 2018	June 30 2018	September 30 2017
Regulatory capital metrics [5]:			
Common equity tier 1 capital	**$ 164,386**	$ 164,872	$ 173,568
Common equity tier 1 capital ratio - Standardized approach	**11.4%**	11.4%	12.2%
Common equity tier 1 capital ratio - Advanced approaches	**11.5**	11.5	11.9
Tier 1 leverage ratio	**8.3**	8.4	8.9
Tangible equity ratio [6]	**8.5**	8.7	9.1
Tangible common equity ratio [6]	**7.5**	7.7	8.1

[1] Return on average tangible common shareholders' equity and tangible book value per share of common stock are non-GAAP financial measures. We believe the use of ratios that utilize tangible equity provides additional useful information because they present measures of those assets that can generate income. Tangible book value per share provides additional useful information about the level of tangible assets in relation to outstanding shares of common stock. See Reconciliations to GAAP Financial Measures on pages 18-19.

[2] Includes non-U.S. credit card net charge-offs of $75 million for the nine months ended Q3-17. These net charge-offs represent net charge-offs of non-U.S. credit card loans, which were sold in the second quarter of 2017.

[3] Ratios do not include loans accounted for under the fair value option. Charge-off ratios are annualized for the quarterly presentation.

[4] Balances do not include past due consumer credit card loans, consumer loans secured by real estate where repayments are insured by the Federal Housing Administration and individually insured long-term stand-by agreements (fully insured home loans), and in general, other consumer and commercial loans not secured by real estate; purchased credit-impaired loans even though the customer may be contractually past due; and nonperforming loans held-for-sale or accounted for under the fair value option.

[5] Regulatory capital ratios at September 30, 2018 are preliminary. Bank of America Corporation (the Corporation) reports regulatory capital ratios under both the Standardized and Advanced approaches. The approach that yields the lower ratio is used to assess capital adequacy, which for CET1 is the Standardized approach at September 30, 2018 and June 30, 2018 and the Advanced approaches at September 30, 2017. Basel 3 transition provisions for regulatory capital adjustments and deductions were fully phased-in as of January 1, 2018. Prior periods are presented on a fully phased-in basis.

[6] Tangible equity ratio equals period-end tangible shareholders' equity divided by period-end tangible assets. Tangible common equity ratio equals period-end tangible common shareholders' equity divided by period-end tangible assets. Tangible shareholders' equity and tangible assets are non-GAAP financial measures. We believe the use of ratios that utilize tangible equity provides additional useful information because they present measures of those assets that can generate income. See Reconciliations to GAAP Financial Measures on pages 18-19.

Current period information is preliminary and based on company data available at the time of the presentation.

15

Bank of America Corporation and Subsidiaries

Quarterly Results by Business Segment and All Other

(Dollars in millions)

	Third Quarter 2018				
	Consumer Banking	**GWIM**	**Global Banking**	**Global Markets**	**All Other**
Total revenue, net of interest expense (FTE basis) [1]	$ 9,403	$ 4,783	$ 4,738	$ 3,843	$ 161
Provision for credit losses	870	13	(70)	(2)	(95)
Noninterest expense	4,355	3,414	2,120	2,612	566
Net income	3,113	1,010	1,989	912	143
Return on average allocated capital [2]	33%	28%	19%	10%	n/m
Balance Sheet					
Average					
Total loans and leases	$ 284,994	$ 161,869	$ 352,712	$ 71,231	$ 59,930
Total deposits	687,530	238,291	337,685	30,721	22,118
Allocated capital [2]	37,000	14,500	41,000	35,000	n/m
Period end					
Total loans and leases	$ 287,277	$ 162,191	$ 352,332	$ 73,023	$ 54,978
Total deposits	692,770	239,654	350,748	41,102	21,375

	Second Quarter 2018				
	Consumer Banking	GWIM	Global Banking	Global Markets	All Other
Total revenue, net of interest expense (FTE basis) [1]	$ 9,211	$ 4,709	$ 4,922	$ 4,221	$ (300)
Provision for credit losses	944	12	(23)	(1)	(105)
Noninterest expense	4,395	3,395	2,156	2,715	623
Net income (loss)	2,884	970	2,063	1,116	(249)
Return on average allocated capital [2]	31%	27%	20%	13%	n/m
Balance Sheet					
Average					
Total loans and leases	$ 280,689	$ 160,833	$ 355,088	$ 75,053	$ 63,155
Total deposits	687,812	236,214	323,215	30,736	22,682
Allocated capital [2]	37,000	14,500	41,000	35,000	n/m
Period end					
Total loans and leases	$ 283,565	$ 162,034	$ 355,473	$ 73,496	$ 61,256
Total deposits	695,530	233,925	326,029	31,450	22,757

	Third Quarter 2017				
	Consumer Banking	GWIM	Global Banking	Global Markets	All Other
Total revenue, net of interest expense (FTE basis) [1]	$ 8,774	$ 4,620	$ 4,987	$ 3,901	$ (203)
Provision for credit losses	967	16	48	(6)	(191)
Noninterest expense	4,461	3,369	2,119	2,711	734
Net income	2,086	770	1,758	756	54
Return on average allocated capital [2]	22%	22%	17%	9%	n/m
Balance Sheet					
Average					
Total loans and leases	$ 268,810	$ 154,333	$ 346,093	$ 72,347	$ 76,546
Total deposits	658,974	239,647	315,692	32,125	25,273
Allocated capital [2]	37,000	14,000	40,000	35,000	n/m
Period end					
Total loans and leases	$ 272,360	$ 155,871	$ 349,838	$ 76,225	$ 72,823
Total deposits	669,647	237,771	319,545	33,382	24,072

[1] Fully taxable-equivalent (FTE) basis is a performance measure used by management in operating the business that management believes provides investors a more accurate picture of the interest margin for comparative purposes. The Corporation believes that this presentation allows for comparison of amounts from both taxable and tax-exempt sources and is consistent with industry practices.

[2] Return on average allocated capital is calculated as net income, adjusted for cost of funds and earnings credits and certain expenses related to intangibles, divided by average allocated capital. Other companies may define or calculate these measures differently.

n/m = not meaningful

Certain prior period amounts have been reclassified among the segments to conform to current period presentation.

Current period information is preliminary and based on company data available at the time of the presentation.

16

Bank of America Corporation and Subsidiaries

Year-to-Date Results by Business Segment and All Other

(Dollars in millions)

	Nine Months Ended September 30, 2018				
	Consumer Banking	GWIM	Global Banking	Global Markets	All Other
Total revenue, net of interest expense (FTE basis) [1]	$ 27,646	$ 14,348	$ 14,594	$ 12,850	$ (472)
Provision for credit losses	2,749	63	(77)	(6)	(352)
Noninterest expense	13,231	10,235	6,471	8,145	2,166
Net income (loss)	8,691	3,017	6,068	3,486	(393)
Return on average allocated capital [2]	31%	28%	20%	13%	n/m
Balance Sheet					
Average					
Total loans and leases	$ 281,767	$ 160,609	$ 353,167	$ 73,340	$ 63,602
Total deposits	683,279	239,176	328,484	31,253	22,635
Allocated capital [2]	37,000	14,500	41,000	35,000	n/m
Period end					
Total loans and leases	$ 287,277	$ 162,191	$ 352,332	$ 73,023	$ 54,978
Total deposits	692,770	239,654	350,748	41,102	21,375

	Nine Months Ended September 30, 2017				
	Consumer Banking	GWIM	Global Banking	Global Markets	All Other
Total revenue, net of interest expense (FTE basis) [1]	$ 25,567	$ 13,907	$ 14,980	$ 12,555	$ 581
Provision for credit losses	2,639	50	80	2	(376)
Noninterest expense	13,286	10,085	6,435	8,117	3,546
Net income (loss)	6,006	2,350	5,273	2,883	(645)
Return on average allocated capital [2]	22%	23%	18%	11%	n/m
Balance Sheet					
Average					
Total loans and leases	$ 262,804	$ 151,205	$ 344,683	$ 70,692	$ 86,294
Total deposits	649,204	247,389	307,163	32,397	25,629
Allocated capital [2]	37,000	14,000	40,000	35,000	n/m
Period end					
Total loans and leases	$ 272,360	$ 155,871	$ 349,838	$ 76,225	$ 72,823
Total deposits	669,647	237,771	319,545	33,382	24,072

[1] Fully taxable-equivalent (FTE) basis is a performance measure used by management in operating the business that management believes provides investors a more accurate picture of the interest margin for comparative purposes. The Corporation believes that this presentation allows for comparison of amounts from both taxable and tax-exempt sources and is consistent with industry practices.

[2] Return on average allocated capital is calculated as net income, adjusted for cost of funds and earnings credits and certain expenses related to intangibles, divided by average allocated capital. Other companies may define or calculate these measures differently.

n/m = not meaningful

Certain prior period amounts have been reclassified among the segments to conform to current period presentation.

Current period information is preliminary and based on company data available at the time of the presentation.

17 Bank of America Corporation and Subsidiaries Supplemental Financial Data (Dollars in millions) Nine Months Ended Third Second Third Fully taxable-equivalent (FTE) basis data (1) September 30 Quarter Quarter Quarter 2018 2017 2018 2018 2017 Net interest income $ 35,583 $ 33,879 $ 12,021 $ 11,804 $ 11,401 Total revenue, net of interest expense 68,966 67,590 22,928 22,763 22,079 Net interest yield 2.39% 2.36% 2.42% 2.38% 2.36% Efficiency ratio 58.36 61.35 56.99 58.36 60.67 September 30 June 30 September 30 Other Data 2018 2018 2017 Number of financial centers - U.S. 4,385 4,433 4,515 Number of branded ATMs - U.S. 16,089 16,050 15,973 Headcount 204,681 207,992 209,839 (1) FTE basis is a non-GAAP financial measure. FTE basis is a performance measure used by management in operating the business that management believes provides investors a more accurate picture of the interest margin for comparative purposes. The Corporation believes that this presentation allows for comparison of amounts from both taxable and tax-exempt sources and is consistent with industry practices. See Reconciliations to GAAP Financial Measures on pages 18-19. Certain prior period amounts have been reclassified to conform to current period presentation. Current period information is preliminary and based on company data available at the time of the presentation.

18

Bank of America Corporation and Subsidiaries

Reconciliations to GAAP Financial Measures

(Dollars in millions)

The Corporation evaluates its business based on a fully taxable-equivalent basis, a non-GAAP financial measure. Total revenue, net of interest expense, on a fully taxable-equivalent basis includes net interest income on a fully taxable-equivalent basis and noninterest income. The Corporation believes that this presentation allows for comparison of amounts from both taxable and tax-exempt sources and is consistent with industry practices. The Corporation presents related ratios and analyses (i.e., efficiency ratios and net interest yield) on a fully taxable-equivalent basis. To derive the fully taxable-equivalent basis, net interest income is adjusted to reflect tax-exempt income on an equivalent before-tax basis with a corresponding increase in income tax expense. For purposes of this calculation, the Corporation uses the federal statutory tax rate of 21 percent for the 2018 periods and 35 percent for all prior periods. The efficiency ratio measures the costs expended to generate a dollar of revenue, and net interest yield measures the basis points the Corporation earns over the cost of funds.

The Corporation also evaluates its business based on the following ratios that utilize tangible equity, a non-GAAP financial measure. Tangible equity represents an adjusted shareholders' equity or common shareholders' equity amount which has been reduced by goodwill and intangible assets (excluding mortgage servicing rights), net of related deferred tax liabilities. Return on average tangible common shareholders' equity measures the Corporation's earnings contribution as a percentage of adjusted average common shareholders' equity. The tangible common equity ratio represents adjusted ending common shareholders' equity divided by total assets less goodwill and intangible assets (excluding mortgage servicing rights), net of related deferred tax liabilities. Return on average tangible shareholders' equity measures the Corporation's earnings contribution as a percentage of adjusted average total shareholders' equity. The tangible equity ratio represents adjusted ending shareholders' equity divided by total assets less goodwill and intangible assets (excluding mortgage servicing rights), net of related deferred tax liabilities. Tangible book value per common share represents adjusted ending common shareholders' equity divided by ending common shares outstanding. These measures are used to evaluate the Corporation's use of equity. In addition, profitability, relationship and investment models all use return on average tangible shareholders' equity as key measures to support our overall growth goals.

See the tables below and on page 19 for reconciliations of these non-GAAP financial measures to financial measures defined by GAAP for the nine months ended September 30, 2018 and 2017 and the three months ended September 30, 2018, June 30, 2018 and September 30, 2017. The Corporation believes the use of these non-GAAP financial measures provides additional clarity in understanding its results of operations and trends. Other companies may define or calculate supplemental financial data differently.

	Nine Months Ended September 30		Third Quarter	Second Quarter	Third Quarter
	2018	2017	**2018**	2018	2017
Reconciliation of net interest income to net interest income on a fully taxable-equivalent basis					
Net interest income	**$ 35,128**	$ 33,205	**$ 11,870**	$ 11,650	$ 11,161
Fully taxable-equivalent adjustment	**455**	674	**151**	154	240
Net interest income on a fully taxable-equivalent basis	**$ 35,583**	$ 33,879	**$ 12,021**	$ 11,804	$ 11,401
Reconciliation of total revenue, net of interest expense, to total revenue, net of interest expense, on a fully taxable-equivalent basis					
Total revenue, net of interest expense	**$ 68,511**	$ 66,916	**$ 22,777**	$ 22,609	$ 21,839
Fully taxable-equivalent adjustment	**455**	674	**151**	154	240
Total revenue, net of interest expense, on a fully taxable-equivalent basis	**$ 68,966**	$ 67,590	**$ 22,928**	$ 22,763	$ 22,079
Reconciliation of income tax expense to income tax expense on a fully taxable-equivalent basis					
Income tax expense	**$ 5,017**	$ 7,185	**$ 1,827**	$ 1,714	$ 2,187
Fully taxable-equivalent adjustment	**455**	674	**151**	154	240
Income tax expense on a fully taxable-equivalent basis	**$ 5,472**	$ 7,859	**$ 1,978**	$ 1,868	$ 2,427
Reconciliation of average common shareholders' equity to average tangible common shareholders' equity					
Common shareholders' equity	**$ 241,943**	$ 245,841	**$ 241,812**	$ 241,313	$ 249,214
Goodwill	**(68,951)**	(69,398)	**(68,951)**	(68,951)	(68,969)
Intangible assets (excluding mortgage servicing rights)	**(2,125)**	(2,737)	**(1,992)**	(2,126)	(2,549)
Related deferred tax liabilities	**917**	1,503	**896**	916	1,465
Tangible common shareholders' equity	**$ 171,784**	$ 175,209	**$ 171,765**	$ 171,152	$ 179,161
Reconciliation of average shareholders' equity to average tangible shareholders' equity					
Shareholders' equity	**$ 265,102**	$ 270,658	**$ 264,653**	$ 265,181	$ 273,238
Goodwill	**(68,951)**	(69,398)	**(68,951)**	(68,951)	(68,969)
Intangible assets (excluding mortgage servicing rights)	**(2,125)**	(2,737)	**(1,992)**	(2,126)	(2,549)
Related deferred tax liabilities	**917**	1,503	**896**	916	1,465
Tangible shareholders' equity	**$ 194,943**	$ 200,026	**$ 194,606**	$ 195,020	$ 203,185

Certain prior period amounts have been reclassified to conform to current period presentation.

Current period information is preliminary and based on company data available at the time of the presentation.

19

Bank of America Corporation and Subsidiaries

Reconciliations to GAAP Financial Measures (continued)

(In millions, except per share data)

	Nine Months Ended September 30 2018	Nine Months Ended September 30 2017	Third Quarter 2018	Second Quarter 2018	Third Quarter 2017
Reconciliation of period-end common shareholders' equity to period-end tangible common shareholders' equity					
Common shareholders' equity	**$ 239,832**	$ 249,646	**$ 239,832**	$ 241,035	$ 249,646
Goodwill	**(68,951)**	(68,968)	**(68,951)**	(68,951)	(68,968)
Intangible assets (excluding mortgage servicing rights)	**(1,908)**	(2,459)	**(1,908)**	(2,043)	(2,459)
Related deferred tax liabilities	**878**	1,435	**878**	900	1,435
Tangible common shareholders' equity	**$ 169,851**	$ 179,654	**$ 169,851**	$ 170,941	$ 179,654
Reconciliation of period-end shareholders' equity to period-end tangible shareholders' equity					
Shareholders' equity	**$ 262,158**	$ 271,969	**$ 262,158**	$ 264,216	$ 271,969
Goodwill	**(68,951)**	(68,968)	**(68,951)**	(68,951)	(68,968)
Intangible assets (excluding mortgage servicing rights)	**(1,908)**	(2,459)	**(1,908)**	(2,043)	(2,459)
Related deferred tax liabilities	**878**	1,435	**878**	900	1,435
Tangible shareholders' equity	**$ 192,177**	$ 201,977	**$ 192,177**	$ 194,122	$ 201,977
Reconciliation of period-end assets to period-end tangible assets					
Assets	**$ 2,338,833**	$ 2,284,174	**$ 2,338,833**	$ 2,291,670	$ 2,284,174
Goodwill	**(68,951)**	(68,968)	**(68,951)**	(68,951)	(68,968)
Intangible assets (excluding mortgage servicing rights)	**(1,908)**	(2,459)	**(1,908)**	(2,043)	(2,459)
Related deferred tax liabilities	**878**	1,435	**878**	900	1,435
Tangible assets	**$ 2,268,852**	$ 2,214,182	**$ 2,268,852**	$ 2,221,576	$ 2,214,182
Book value per share of common stock					
Common shareholders' equity	**$ 239,832**	$ 249,646	**$ 239,832**	$ 241,035	$ 249,646
Ending common shares issued and outstanding	**9,858.3**	10,457.5	**9,858.3**	10,012.7	10,457.5
Book value per share of common stock	**$ 24.33**	$ 23.87	**$ 24.33**	$ 24.07	$ 23.87
Tangible book value per share of common stock					
Tangible common shareholders' equity	**$ 169,851**	$ 179,654	**$ 169,851**	$ 170,941	$ 179,654
Ending common shares issued and outstanding	**9,858.3**	10,457.5	**9,858.3**	10,012.7	10,457.5
Tangible book value per share of common stock	**$ 17.23**	$ 17.18	**$ 17.23**	$ 17.07	$ 17.18

Certain prior period amounts have been reclassified to conform to current period presentation.

Current period information is preliminary and based on company data available at the time of the presentation.